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                                                                  EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of CSX Corporation and subsidiaries (CSX) of our report dated February 9, 2000, included in the 1999 Annual Report to Shareholders of CSX.

We consent to the incorporation by reference in each Form S-3 Registration Statement or Post-Effective Amendment (Registration Nos. 33-2084, 333-53191, and 333-68885) and in each Form S-8 Registration Statement (Registration Nos. 33-16230, 33-25537, 33-29136, 33-37449, 33-41498, 33-41499, 33-41735, 33-41736,
33-49767, 33-57029, 333-09213, 333-73427 and 333-73429) of our report dated
February 9, 2000, except for note 20 and 21 for which the date is January 25, 2001 with respect to the restated consolidated financial statements of CSX for the fiscal year ended December 31, 1999 included in its Current Report on Form 8-K, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Richmond, Virginia
January 24, 2001